UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2021

Entegris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32598	41-1941551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ENTG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

3.625% Senior Unsecured Notes due 2029

General

On April 30, 2021, Entegris, Inc. (the “Company”) issued $400,000,000 aggregate principal amount of its 3.625% senior unsecured notes due May 1, 2029 (the “2029 Notes”). The 2029 Notes were issued under an indenture dated as of April 30, 2021 (the “2029 Notes Indenture”) by and among the Company, certain subsidiaries of the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Interest on the 2029 Notes is payable semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 2021.

Guarantees

The 2029 Notes are guaranteed, jointly and severally, fully and unconditionally, on a senior unsecured basis, by the Company’s existing and future domestic subsidiaries, other than certain excluded subsidiaries, to the extent that such subsidiaries guarantee indebtedness under the Company’s senior secured term loan facility and senior secured revolving credit facility (together, the “Senior Secured Credit Facilities”) or the Company’s 4.375% senior unsecured notes due 2028 (the “2028 Notes”), and any other subsidiary of the Company, to the extent it incurs certain additional indebtedness (collectively, the “Guarantors”).

Ranking

The 2029 Notes and the guarantees thereof are the Company’s and the Guarantors’ senior unsecured obligations, respectively, and will (i) rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness (including the 2028 Notes); (ii) rank senior to any subordinated indebtedness that the Company or the Guarantors may incur; (iii) be effectively subordinated to all of the Company’s or the Guarantors’ existing and future secured indebtedness (including the Senior Secured Credit Facilities), in each case, to the extent of the value of the assets securing such indebtedness; and (iv) be structurally subordinated in right of payment to all existing and future obligations of the Company’s subsidiaries that do not guarantee the 2029 Notes.

Optional Redemption

At any time prior to May 1, 2024, the Company may, at its option, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the 2029 Notes, at a redemption price equal to 103.625% of the principal amount of the 2029 Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, with an amount of cash equal to the net cash proceeds of an equity offering, as defined in the 2029 Notes Indenture, by the Company; provided that (1) at least 60% of the aggregate principal amount of 2029 Notes issued under the 2029 Notes Indenture remains outstanding immediately after the occurrence of each such redemption; and (2) the redemption occurs within 120 days of the date of the closing of such equity offering.

Additionally, at any time prior to May 1, 2024, the 2029 Notes may be redeemed, in whole or in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the 2029 Notes redeemed, plus a “make whole” premium, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

On or after May 1, 2024, the Company may, on any one or more occasions, redeem all or a part of the 2029 Notes, at its option, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2029 Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the 12-month period beginning on May 1 of the years indicated below:

Year	Percentage
2024	102.719%
2025	101.813%
2026	100.906%
2027 and thereafter	100.000%

Change of Control Repurchase Event

Upon the occurrence of certain change of control events accompanied by certain ratings events, the Company will be required to offer to repurchase all of the outstanding 2029 Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

Certain Covenants

The 2029 Notes Indenture contains covenants that, among other things, limit the Company’s ability and/or the ability of the Company’s subsidiaries to:

•	incur liens;

•	engage in sale-and-leaseback transactions; and

•	consolidate, merge with or convey, transfer or lease all or substantially all of the Company’s and its subsidiaries’ assets to another person.

The 2029 Notes Indenture also, subject to certain exceptions, limits the ability of any non-Guarantor subsidiary of the Company to incur indebtedness.

These covenants are subject to a number of other limitations and exceptions as set forth in the 2029 Notes Indenture.

Events of Default

The 2029 Notes Indenture provides for events of default which, if certain of them occur, would permit the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding 2029 Notes to declare the principal of, and interest or premium, if any, and any other monetary obligations on, all the then-outstanding 2029 Notes to be due and payable immediately.

The foregoing description of the 2029 Notes Indenture and the 2029 Notes is qualified in its entirety by reference to the complete terms and conditions of the 2029 Notes Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On April 20, 2021, the Company issued a notice of optional conditional redemption of the entire $550,000,000 outstanding aggregate principal amount of its 4.625% senior unsecured notes due 2026 (the “2026 Notes”), which are governed by an indenture dated as of November 10, 2017 (the “2026 Notes Indenture”) by and among the Company, certain subsidiaries of the Company and the Trustee, as trustee. On April 30, 2021, the conditions to the effectiveness of the notice of redemption were satisfied by the receipt of the proceeds of the offering of the 2029 Notes. The Company expects that the redemption will occur on May 4, 2021 (the “Redemption Date”). The redemption price for the 2026 Notes will be calculated in accordance with the 2026 Notes Indenture and will be equal to 103.469% of the principal amount thereof plus accrued but unpaid interest, if any, to, but not including, the Redemption Date, or an aggregate of approximately $575 million.

The Company has irrevocably deposited or caused to be deposited with the Trustee sufficient funds to pay the full redemption price for the 2026 Notes. As a result, under the terms of the 2026 Notes Indenture, the Company has been released from its obligations under the 2026 Notes and the 2026 Notes Indenture with respect to the 2026 Notes pursuant to the satisfaction and discharge provisions thereof, effective as of April 30, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of April 30, 2021, by and among the Company, certain subsidiaries of the Company and Wells Fargo Bank, National Association, as trustee, including the form of note issuable thereunder

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: April 30, 2021	By:	/s/ Gregory B. Graves
	Name:	Gregory B. Graves
	Title:	Executive Vice President and Chief Financial Officer